Exhibit 99.1

Quotient Technology Inc. Reports First Quarter 2018 Financial Results

Q1 2018: Total revenue was $86.8M, up 20% over Q1 2017; Media revenue increased 51% over same period

Crossed major milestone delivering over 1.0 billion transactions in Q1, 29% growth over Q1 2017

Company signed exclusive media partnership with another Retailer iQ partner

Company authorized $100M stock buyback program

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 1, 2018--Quotient Technology Inc. (NYSE: QUOT), the leading data-driven digital promotions and media company, today reported financial results for the first quarter ended March 31, 2018.

“We had a great start to the year, with media and Retailer iQ posting strong revenue growth. Our platform generated strong shopper demand, and we crossed an exciting milestone, delivering more than one billion transactions in the quarter,” said Mir Aamir, President & CEO of Quotient. “Our solutions help drive the shift to digital and, with shopper data as the foundation, give brands and retailers the digital platform they need to compete in today’s environment.”

First Quarter 2018 Financial Results

  Total revenue was $86.8 million in Q1 2018, an increase of 20% over Q1 2017.
  Revenues from promotions and media were $63.8 million and $23.0 million, respectively, compared to Q1 2017 revenues of $57.4 million and $15.2 million, respectively.
  GAAP net loss for Q1 2018 was $11.4 million, compared to net loss of $2.7 million in Q1 2017.
  Adjusted EBITDA was $11.9 million in Q1 2018, an increase of 55% over Q1 2017.
  Transactions totaled 1.0 billion in Q1 2018, up 29% over Q1 2017.

Adjusted EBITDA, a non-GAAP measure, is reconciled to the corresponding GAAP measure at the end of this release.

Company Signed Exclusive Media Partnership With Another Retailer iQ Partner

In the first quarter, the Company signed another Retailer iQ partner to its media platform, whereby Quotient is now their exclusive digital media partner for shopper marketing. Quotient’s end-to-end solution helps brands reach millions of shoppers by targeting them using retailers’ purchasing data and creating relevant ads with integrated call-to-action items (such as a digital coupon) to drive sales online or in-store. Included is closed-loop measurement and analytics that links digital ad views to a shopper’s verified purchase.

Company Authorized New Stock Buyback Program

The Company's Board of Directors authorized a new stock buyback program of up to $100.0 million of the Company's common stock, effective May 5, 2018, through a combination of a new 10B5-1 plan and an open window 10B-18 plan.

Business Highlights

More Dollars Shift to Quotient, Leveraging Shopper Data to Drive Profitable Sales

Retailer iQ and Media continue to lead growth in the business, together growing 36% over Q1 2017 as CPGs take advantage of the growing shopper demand on the platform. These two parts of the business made up 73% of total revenue in Q1 2018.

  Q1 2018 revenue from Retailer iQ, our digital paperless coupon platform, grew 29% over Q1 2017.
  Q1 2018 promotion revenue from CPGs, which excludes specialty retail, grew 19% over Q1 2017.
  Media revenue in Q1 2018 grew 51% over Q1 2017.

CPG Brands And Retailers Broaden Use of Quotient Capabilities

  Another major retailer launches our Digital Circular solution, which uses shopper data to deliver targeted media, as well as relevant and personalized store discounts to each shopper. Grocery retailers spend more than $5.3 billion annually on paper circulars, and as the shift to digital expands further, we believe this is another way for retailers and brands to reach and engage shoppers.
  Brands are spending more on targeted offers. Momentum is picking up with 3 times as many brands and 5 times as many targeted campaigns on our platform in the first quarter 2018, compared to a year ago. This demonstrates brands are achieving strong sales increases with our targeted offers, which is leading to recurring purchases.

Launched Breakthrough Analytics Solution

  We recently launched Quotient Analytics, adding to our already rich suite of data analytics and insights capabilities. Quotient Analytics is a self-service solution that lets our clients monitor their promotion campaigns in near real time, giving them the ability to evaluate and measure performance so they can make changes in flight. Brands can quickly get insights and make faster, smarter, marketing decisions to drive more sales with greater efficiency.

Business Outlook

As of today, Quotient is providing the following business outlook.

For the second quarter 2018, total revenue is expected to be in the range of $87.0 million to $90.0 million. Adjusted EBITDA for the second quarter 2018 is expected to be in the range of $12.0 million to $14.0 million.

For the full year 2018, total revenue is expected to be in the range of $379.0 million to $394.0 million. Adjusted EBITDA for the full year 2018 is expected to be in the range of $65.0 million to $73.0 million.

A reconciliation of Adjusted EBITDA, a non-GAAP guidance measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain income and expenses items that are excluded in calculating Adjusted EBITDA.

Conference Call Information

Management will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 4:30 p.m. EDT/ 1:30 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (866) 393-4306, or outside the U.S. (734) 385-2616, with Conference ID# 2279947 at least five minutes prior to the 1:30 p.m. PDT start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measure

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by Quotient’s management and Board of Directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, Quotient believes that the exclusion of certain income and expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial metric used by the compensation committee of our Board of Directors in connection with the determination of compensation for our executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Quotient’s operating results in the same manner as Quotient’s management and Board of Directors.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for stock-based compensation, depreciation and amortization, interest expense, other income (expense) net, provision for (benefit from) income taxes, change in fair value of escrowed shares and contingent consideration, net, charges related to Enterprise Resource Planning Software implementation costs, certain acquisition related costs, and restructuring charges.

Quotient's use of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Quotient’s financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; and
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; (iii) tax payments that may represent a reduction in cash available to Quotient; (iv) the effects of stock-based compensation, depreciation and amortization, interest expense, other income (expense) net, provision for (benefit from) income taxes, net change in fair value of escrowed shares and contingent consideration, charges related to Enterprise Resource Planning software implementation costs, certain acquisition related costs, and restructuring charges; and (v) other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss), and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include the Company’s current expectations with respect to revenues and Adjusted EBITDA for the second quarter and fiscal year 2018; the Company’s expectations for the continued scaling and growth of the Retailer iQ digital platform, including expectations on its ability to grow, perform, and meet the expectations of consumers, retailers and CPGs; the Company’s expectations regarding the future demand and behavior of consumers, retailers and CPGs, including the shift to digital; the Company’s expectations for Quotient Media Exchange, including expectations regarding the potential audience reach of our platforms; the Company’s expectations regarding its targeted promotions and targeted media offerings, the Company’s expectations regarding Quotient Analytics, the Company’s expectations regarding use of shopper data for its solutions; the Company’s expectations regarding our new pricing strategies, and shopper marketing; the Company’s expectations for the Coupons.com mobile app; and the Company’s expectations with respect to its future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements should not be read as guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to the Company’s management at the date of this press release and its management's good faith belief as of such date with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company’s financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions, including the Company’s ability to adapt to changes in consumer habits, the Company's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on the Company’s platform; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company’s ability to execute its media strategy; the Company's ability to effectively manage its growth; the Company's ability to successfully integrate acquired companies into its business; the Company's ability to develop and launch new services and features; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on February 16, 2018. Additional information will also be set forth in the Company’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT) is a leading digital promotions, media and analytics company that delivers personalized digital coupons and ads—informed by proprietary shopper and online engagement data—to millions of shoppers daily. Our core platform, Quotient Retailer iQ™, connects to a retailer’s point-of-sale system and provides targeting and analytics for consumer packaged goods (CPGs) brands and retailers. Retailer iQ powers savings programs that reach about 50 percent of all U.S. households. Our distribution network also includes our Coupons.com app and website, thousands of publishing partners and, in Europe, the Shopmium mobile app. We also operate Crisp Mobile, which creates mobile ads aimed at shoppers. We serve hundreds of CPGs, such as Clorox, Procter & Gamble, General Mills and Kellogg’s, and retailers like Albertsons Companies, CVS, Dollar General, Kroger and Walgreens. Founded in 1998, Quotient is based in Mountain View, California, and has offices across the U.S., in Bangalore, India; Paris and London. Learn more at Quotient.com, and follow us on Twitter @Quotient.

Quotient, Quotient Retailer iQ and QMX are trademarks of Quotient Technology Inc. All other marks are owned by their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$330,447	$334,635
Short-term investments	50,874	59,902
Accounts receivable, net	85,631	81,189
Prepaid expenses and other current assets	10,092	8,737
Total current assets	477,044	484,463
Property and equipment, net	16,149	16,610
Intangible assets, net	43,652	46,490
Goodwill	80,506	80,506
Other assets	1,264	1,006
Total assets	$618,615	$629,075
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,942	$6,090
Accrued compensation and benefits	8,022	13,914
Other current liabilities	31,897	35,538
Deferred revenues	6,944	6,276
Contingent consideration related to acquisitions	24,500	18,500
Total current liabilities	74,305	80,318
Other non-current liabilities	3,254	3,205
Convertible senior notes, net	148,532	145,821
Deferred tax liabilities	1,734	1,690
Total liabilities	227,825	231,034

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	690,049	686,025
Accumulated other comprehensive loss	(722)	(700)
Accumulated deficit	(298,538)	(287,285)
Total stockholders’ equity	390,790	398,041
Total liabilities and stockholders’ equity	$618,615	$629,075

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$86,766	$72,579
Costs and expenses:
Cost of revenues (1)	40,453	29,212
Sales and marketing (1)	23,830	23,837
Research and development (1)	12,626	13,120
General and administrative (1)	11,392	11,893
Change in fair value of escrowed shares and contingent consideration, net	7,350	(2,585)
Total costs and expenses	95,651	75,477
Loss from operations	(8,885)	(2,898)
Interest expense	(3,308)	—
Other income (expense), net	938	127
Loss before income taxes	(11,255)	(2,771)
Provision for (benefit from) income taxes	102	(97)
Net loss	$(11,357)	$(2,674)

Net loss per share, basic and diluted	$(0.12)	$(0.03)
Weighted-average shares used to compute net loss per share, basic and diluted	92,711	87,490

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2018	2017
Cost of revenues	$540	$451
Sales and marketing	1,600	1,332
Research and development	1,827	2,011
General and administrative	3,829	3,962
Total stock-based compensation	$7,796	$7,756

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$ (11,357)	$ (2,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,417	4,532
Stock-based compensation	7,796	7,756
Amortization of debt discount and issuance cost	2,425	—
Loss on disposal of property and equipment	2	—
Allowance for doubtful accounts	95	(268)
Deferred income taxes	102	(97)
Change in fair value of escrowed shares and contingent consideration, net	7,350	(2,585)
Changes in operating assets and liabilities:
Accounts receivable	(4,433)	264
Prepaid expenses and other current assets	(1,634)	(1,295)
Accounts payable and other current liabilities	(5,783)	(1,749)
Accrued compensation and benefits	(5,901)	(4,843)
Deferred revenues	668	726
Net cash used in operating activities	(6,253)	(233)

Cash flows from investing activities:
Purchases of property and equipment	(1,713)	(1,637)
Purchase of short-term investments	(25,721)	(25,078)
Proceeds from maturity of short-term investment	34,750	50,116
Net cash provided by investing activities	7,316	23,401

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	1,675	1,144
Payments for taxes related to net share settlement of equity awards	(6,857)	—
Principal payments on promissory note and capital lease obligations	(82)	(9)
Net cash provided by (used in) financing activities	(5,264)	1,135
Effect of exchange rates on cash and cash equivalents	13	9
Net increase (decrease) in cash and cash equivalents	(4,188)	24,312
Cash and cash equivalents at beginning of period	334,635	106,174
Cash and cash equivalents at end of period	$ 330,447	$ 130,486

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND TRANSACTION DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Net loss	$(11,357)	$(2,674)
Adjustments:
Stock-based compensation	7,796	7,756
Depreciation, amortization and other (1)	5,619	5,404
Change in fair value of escrowed shares and contingent consideration, net	7,350	(2,585)
Interest expense	3,308	—
Other (income) expense, net	(938)	(127)
Provision for (benefit from) income taxes	102	(97)

Total adjustments	$23,237	$10,351

Adjusted EBITDA	$11,880	$7,677

Transactions (2)	1,027,297	795,270

(1) Other includes enterprise resource planning ("ERP") software implementation costs and restructuring charges of $0.05 million and $1.2 million, respectively, for the three months ended March 31, 2018. Other includes ERP software implementation costs and certain acquisition related costs of $0.2 million and $0.7 million, respectively, for the three months ended March 31, 2017.

(2) A transaction is any action that generates revenue, directly or indirectly, including per item transaction fees, revenue sharing fees, set up fees and volume-based fixed fees. Transactions exclude self-generated retailer offers where no revenue is received.

CONTACT:
Quotient Technology Inc.
Investor Relations Contact:
Stacie Clements, 650-605-4535
Vice President, Investor Relations
ir@quotient.com
or
Media Contact:
Paul Sloan, 650-396-8754
Vice President, Communications
press@quotient.com